FOR IMMEDIATE RELEASE

HOTEL RESERVATIONS NETWORK
REPORTS RECORD RESULTS FOR THE THIRD QUARTER OF 2000

OVER 1,700,000 HOTEL ROOMS SOLD YEAR-TO-DATE; HRN GENERATES OVER $75 MILLION IN OPERATING CASH FLOW YEAR-TO-DATE

KEY QUARTERLY RESULTS (3RD QUARTER OF 2000 COMPARED TO 3RD QUARTER OF 1999)
        - REVENUES INCREASE 99% TO $94.6 MILLION
        - EBITDA INCREASES 117% TO $13.9 MILLION
        - ADJUSTED EARNINGS PER SHARE (DILUTED) INCREASES 157% TO $0.18
        - HOTEL ROOM NIGHTS SOLD INCREASES 92% TO 716,600

Dallas, Texas, October 24, 2000 -- Hotel Reservations Network (HRN) (NASDAQ:
ROOM), www.hoteldiscount.com, the Internet's number one provider of discount hotel accommodations worldwide, announced today record financial results for all key financial and operating metrics for the 3rd quarter of 2000.

HRN posted a 99% year-over-year increase in 3rd quarter revenues, driven by continued strong demand across the company's multiple distribution channels including HRN's websites, more than 3,400 affiliate websites, premier search engine alliances and HRN's 24-hour call center. During the quarter, HRN significantly expanded its business by adding over 900 new Web affiliates, nearly 300 new hotel supplier relationships, and 23 new cities. Leveraging its profitable business model, HRN reported 3rd quarter EBITDA of $13.9 million, a 117% year-over-year increase. In addition, the company reported adjusted net income, which excludes the effect of certain non-cash expenses, of $10.0 million for the 3rd quarter of 2000, an increase of 138% over adjusted pro forma net income of $4.2 million for the 3rd quarter of 1999.

The unaudited financial highlights for 2000 and pro forma financial highlights for 1999 are set forth below (amounts are in thousands, except adjusted earnings per share data):

                                                           Three months ended                Nine months ended
                                                             September 30,                     September 30,
                                                      ---------------------------        --------------------------
                                                       2000                1999            2000              1999
                                                                      (Pro forma)                       (Pro forma)
Net revenue                                           $94,618             $47,652        $227,963          $108,371
Gross profit (1)                                       28,895              13,502          69,687            31,668
EBITDA (2)                                             13,908               6,399          35,004            15,616
Adjusted Net Income (3)                                10,037               4,214          24,638            10,435
Adjusted Earnings per share, diluted (3)                $0.18               $0.07           $0.47             $0.20
Weighted average shares outstanding, diluted (4)       56,487              56,487          52,660            52,660

(1) Reflects reclassification of performance-based affiliate fees from cost of sales to selling, general and administrative expenses, resulting in an increase to gross profit of $0.8 million for the 3rd quarter of 1999 and $1.6 million for the 9 months ended September 30, 1999.
(2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization of goodwill, and non-cash marketing expense (warrant costs related to affiliation arrangements). For the 9 months ended September 30, 1999, it also excludes non-recurring acquisition related costs of $20,257.
(3) Adjusted Net Income and Adjusted EPS exclude acquisition related goodwill amortization and warrant amortization and non-recurring acquisition related costs of $20,257 incurred in the second quarter of 1999.
(4) Weighted average shares outstanding for the calculation of earnings per share for the 9 months ended September 30, 2000 assumed the 38,999 shares of the Class B Common Stock were outstanding for the entire period and the 16,235 shares of Class A Common Stock and the diluted effects of options and warrants issued at the time of the initial public offering are weighted for the period from February 25, 2000 to September 30, 2000. 1999 shares outstanding is shown on a pro-forma basis for the same number of shares as 2000 for comparison purposes.

Commenting on the results, Bob Diener, President of Hotel Reservations Network, said, "HRN continued its exceptional growth on both the top and bottom line during the 3rd quarter. Our momentum reflects our success in capitalizing on the dramatic, yet early-stage growth of the online lodging market. We continue to strengthen our leadership position by expanding our affiliate base, destinations served and discounted hotel offerings, all of which contribute to our compounding business engine. By creating consumer demand through our broad distribution network we generate revenue for our hotel suppliers, affiliate partners and HRN. This is one of the most effective and efficient business models utilizing the Internet.

"Fundamentally HRN is exceptionally strong. We operate a scalable business that is generating substantial cash via multiple growth channels. Our overall market is expected to continue to grow dramatically well into the decade. Also, we have a growing cash position and debt-free balance sheet. We are not reliant on external capital or costly advertising campaigns to fuel our growth. All of these factors, combined with continued robust organic growth, support a very positive outlook for HRN.

"For the 4th quarter of 2000 we expect to report revenue of at least $88 million, and adjusted earnings, fully diluted, of at least $0.18 per share. For the full year 2001 we expect to report revenue and EBITDA growth of at least 40% over 2000. We continue to focus on the execution of our profitable business plan and remain in a strong position to capitalize on all of our growth drivers."

3RD QUARTER HIGHLIGHTS:

- The growth of HRN's city and affiliate base coupled with strong organic growth in online hotel bookings drove hotel room nights sold during the quarter to 716,600, a 92% increase over the 3rd quarter of 1999.

- The company's base of web affiliates reached 3,400 during the 3rd quarter, an increase of over 900 affiliates from the 2nd quarter and an increase of 1,800 from December 31, 1999. The affiliates consist of a diversified group of sites covering such industries as travel, local interest, convention and visitor bureaus, general entertainment, news and information, community and e-commerce. In addition, on October 10, 2000 HRN announced that it now serves over 3,500 affiliates, an increase of over 119 percent since the end of 1999.

- During the 3rd quarter, HRN increased its cities served to 83, representing a 118% increase over the 1999 3rd quarter and a 108% increase over the 1999 year-end total. Twenty-three new markets were added during the 3rd quarter including Birmingham, Alabama; the Caribbean; Charleston, South Carolina; Cincinnati, Ohio; Columbus, Ohio; Detroit, Michigan; Flagstaff/Grand Canyon, Arizona; Gatlinburg, Tennessee; the Hawaiian Islands; Hilton Head, South Carolina; Indianapolis, Indiana; Montreal, Canada; Myrtle Beach, South Carolina; Niagara Falls, New York; Norfolk, Virginia; Palm Springs, California; Panama City, Florida; Raleigh/Durham, North Carolina; Savannah, Georgia; Space Coast, Florida; St. Louis, Missouri; Tallahassee, Florida and Yellowstone, Wyoming.

- Internet generated revenues represented 94% of total 3rd quarter revenues, as compared to 85% in the 3rd quarter of 1999 and 81% for all of 1999.

- Affiliate generated revenues represented 53% of total 3rd quarter revenues, as compared to 44% for the 3rd quarter of 1999 and 41% for all of 1999.

- In the 3rd quarter HRN completed the previously announced integration of its offering of discount hotel rooms into Travelocity.com, the world's largest online travel website. Travelocity customers now have direct access to all of HRN's markets and hotel accommodations. Through its exclusive agreement with Travelocity, HRN's hotel accommodations are also offered over Travelocity's network of website affiliates including America On Line, AOL.com, Yahoo!, Excite, Digitalcity, @Home, Netscape, and Go.com.

- The company generated $19.7 million of cash flow from operations in the 3rd quarter, and $75.3 million of cash flow from operations year-to-date.

- At the close of the 3rd quarter, the company's cash and investment position stood at $170.9 million, with no debt.

HRN will host a conference call to discuss its 3rd quarter earnings results today October 24, 2000 at 9:00 am Eastern. To access the conference call dial 212-896-6003. The call will be web cast live and archived for replay at www.hoteldiscount.com under the investor relations section of the site.

Hotel Reservations Network, Inc. (NASDAQ: ROOM) is the Internet's number one provider of discount hotel accommodations worldwide and supplier of room availability during sold out periods. HRN supplies travelers with an easy-to-use, one-stop source for the guaranteed lowest hotel rates through its Websites, http://www.hoteldiscount.com and http://www.180096hotel.com, over 3,500 affiliate Websites and HRN's 24x7 toll-free call center (1-800-96-HOTEL). HRN provides accommodations at over 2,000 hotels in 83 major markets in North America and Western Europe. For more information about HRN, visit the company's websites at HTTP://www.hoteldiscount.com and http://www.180096hotel.com. Located in Dallas, Texas, HRN is a majority-owned subsidiary of USA Networks, Inc.'s (NASDAQ: USAI) Information and Services unit.

This news release contains "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include among other things, statements relating to the company's anticipated financial performance, business prospects, new developments, new strategies and similar matters. These forward-looking statements, are subject to risks, uncertainties and assumptions that may affect the operations, performance, development and results of the company's business and include, but are not limited to, the risk factors described under the section "Risk Factors" in the company's prospectus filed with the SEC on February 25, 2000 (which is available upon request from the company or on the company's websites, www.hoteldiscount.com and www.180096hotel.com, under the heading "Investor Relations.") and the following: 1) material adverse changes in the economic conditions in the company's markets; 2) future regulatory actions and conditions in the company's operating areas; 3) competition from others; 4) product demand and market acceptance; 5) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and 6) the ability to obtain and retain key executives and employees. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not prove correct.

                                     # # #

Contacts:

Investor Relations:
-------------------
Hotel Reservations Network                        Brainerd Communicators
Mel Robinson                                      Michael Smargiassi
Phone: 214-361-7311 ext 1034                      Phone: 212-986-6667
mrobinson@hoteldiscount.com                       smarg@braincomm.com
---------------------------                       -------------------

                         HOTEL RESERVATION NETWORK, INC.
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                                     2000               1999                2000              1999
                                                                     ----               ----                ----              ----
                                                                                PRO FORMA(1)                          PRO FORMA(1)
                                                                               -------------                         -------------
Revenues                                                          $94,618            $47,652            $227,963          $108,371
Cost of revenues (2)                                               65,723             34,150             158,276            76,703
                                                             --------------------------------   -----------------  ----------------
Gross profit                                                       28,895             13,502              69,687            31,668
Operating expenses:
      Selling general & administrative(2) & (3)                    15,169              7,233              35,210            16,356
      Amortization of non-cash marketing and distribution
      expenses                                                      1,235                  -               2,956                 -
      Amortization of goodwill                                     10,591             10,591              27,871            27,871
                                                             -------------  -----------------   -----------------  ----------------
Total operating expenses                                           26,995             17,824              66,037            44,227
                                                             -------------  -----------------   -----------------  ----------------
Income (loss) from operations                                       1,900             (4,321)              3,650           (12,558)
Interest & other income, net                                        2,594                582               5,584             1,654
                                                             -------------  -----------------   -----------------  ----------------
Income (loss) before income tax                                     4,494             (3,739)              9,234           (10,904)
Provision for income tax                                            1,730                  -               3,555                 -
                                                             -------------  -----------------   -----------------  ----------------
NET INCOME (LOSS)                                                  $2,764            ($3,739)             $5,679          ($10,904)
                                                             =============  =================   =================  ================
Net income (loss) per share (basic & diluted)                       $0.05             ($0.07)              $0.11            ($0.21)

Weighted average shares outstanding (basic)(4)                     55,214             55,214              51,957            51,957
Weighted average shares outstanding (diluted)(4)                   56,487             55,214              52,660            51,957

EBITDA (5)                                                        $13,908             $6,399             $35,004           $15,616

ADJUSTED INCOME EXCLUDING CERTAIN NON-CASH CHARGES(6):
Income before income tax                                           $4,494            ($3,739)             $9,234          ($10,904)
Adjustment for non-cash and non-recurring expenses:
      Amortization of goodwill                                     10,591             10,591              27,871            27,871
      Amortization of non-cash marketing and distribution
      expenses                                                      1,235                  -               2,956                 -
                                                             -------------  -----------------   -----------------  ----------------
Total non-cash expenses                                            11,826             10,591              30,827            27,871
                                                             -------------  -----------------   -----------------  ----------------
Adjusted pre-tax income before non-cash expense                    16,320              6,852              40,061            16,967
                                                             -------------  -----------------   -----------------  ----------------
Provision for income tax                                            6,283              2,638              15,423             6,532
                                                             -------------  -----------------   -----------------  ----------------
ADJUSTED NET INCOME                                               $10,037             $4,214             $24,638           $10,435
                                                             =============  =================   =================  ================
ADJUSTED EPS EXCLUDING CERTAIN NON-CASH CHANGES (BASIC)(6)          $0.18              $0.08               $0.47             $0.20
                                                             =============  =================   =================  ================
ADJUSTED EPS EXCLUDING CERTAIN NON-CASH CHARGES (DILUTED)(6)        $0.18              $0.07               $0.47             $0.20
                                                             =============  =================   =================  ================
Weighted average shares outstanding (basic)(4)                     55,214             55,214              51,957            51,957
                                                             =============  =================   =================  ================
Weighted average shares outstanding (diluted)(4)                   56,487             56,487              52,660            52,660
                                                             =============  =================   =================  ================

NOTES:
(1) The pro forma operating statement for the quarter and nine months ended September 30, 1999 gives effect to the acquisition of our predecessor business as if it had occurred on January 1, 1999.
(2) Reflects reclassification of performance based affiliate fees from cost of sales to selling, general and administrative (SG&A) expenses resulting in a reduction of cost of sales and increase of SG&A expenses of $0.8 million for the third quarter of 1999 and $1.6 million for the nine months ended September 30, 1999.
(3)   Selling, general & administration costs for the nine month ended
      September 30, 1999 exclude non-recurring acquisition related costs of $20,257.
(4) Weighted average shares outstanding for the calculation of earnings per share for the nine months ended September 30, 2000 assumed the 38,999 shares of the Class B Common Stock was outstanding for the entire period and the 16,235 shares of Class A Common Stock and the dilutive effect of options and warrants issued at the time of the initial public offering are weighted for the period from February 25, 2000 to September 30, 2000. 1999 shares outstanding is shown for the same number of shares as 2000 for comparison purposes.
(5) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. For the nine months ended September 30, 1999, it also excludes non-recurring acquisition related costs of $20,257.
(6) Adjusted Net Income and Adjusted EPS information is presented for informational purposes only and should not be considered as a substitute for the historical financial information presented in accordance with generally accepted accounting principles.

                        HOTEL RESERVATIONS NETWORK, INC.
                           SELECTED BALANCE SHEET DATA
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                     SEPTEMBER 30,                         DECEMBER 31,
                                                         2000                                 1999
Cash and cash equivalents                                $115,669                               $6,257
Short-term investments held for sale                       55,184                                4,906
Fixed assets, net                                           2,831                                1,988
Accounts payable                                           29,608                               16,252
Deferred Revenue                                           43,496                               16,447